Exhibit 10.1

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), effective as of April 7, 2016, is entered into by and among Long Island Brand Beverages LLC, a New York limited liability company (“Borrower”), Long Island Iced Tea Corp., a Delaware corporation (“Parent”), and Brentwood LIIT Inc., a Delaware corporation (the “Lender”).

RECITALS

WHEREAS, pursuant to the terms of a certain Credit and Security Agreement (the “Agreement”), dated November 23, 2015 and amended as of January 10, 2016, by and between Borrower, Parent and the Lender, the Lenders made available to the Borrower a secured convertible line of credit presently in the amount of up to One Million Five Hundred Thousand Dollars ($1,500,000), subject to increase as provided therein, up to a maximum principal amount of Five Million Dollars ($5,000,000), all on the terms and subject to the conditions set forth therein; and

WHEREAS, the Lender has agreed to, among other things, convert the amounts owed under the Note into shares of Common Stock and to surrender the Warrant in exchange for shares of Common Stock, contingent upon the Company completing a public offering of its Common Stock under the Securities Act of 1933, as amended, with gross proceeds to the Company of at least $5,000,000 (a “Qualified Public Offering”); and

WHEREAS, Borrower, Parent and the Lender wish to enter into this Amendment to confirm such agreement and other agreements of the parties.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly and mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Incorporation. The Recitals set forth at the beginning of this Amendment are hereby incorporated in and made a part of this Agreement by this reference. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

2.           Recapitalization.

(a)           At the Closing (as defined below), without any further action by Lender, the Company or Parent, and notwithstanding any conflicting provision of the Agreement or the Note, all of the outstanding principal of the Note (including all capitalized fees and interest) and all accrued and unpaid interest thereon shall be converted (the “Conversion”) into, and Parent shall issue to Lender, Four Hundred Twenty-One Thousand Nine Hundred Seventy-Two (421,972) shares of Common Stock (adjusted for any stock dividends, combinations or splits after the date hereof), subject to increase or decrease in amount negotiated in good faith by the parties hereto if any additional Advances are approved by the Lender after the date hereof and made prior to the Closing or any amount of principal or interest is repaid in cash by the Borrower prior to the Closing (it being understood and agreed that Lender shall have no obligation to make any such Advance unless such increase or decrease is approved by Lender) (the “Conversion Shares”). Lender shall not be required to surrender the Note in connection with the Conversion. Lender, the Company and Parent agree that, after the Closing, there shall be no principal (including capitalized fees or interest) or interest thereon due under the Note, the Agreement shall not be terminated as a result of the Conversion and the Note shall remain outstanding and shall represent the right to repayment of any future Advances under the Line of Credit, any interest thereon and all other Obligations in accordance with its existing terms and conditions. Following the Closing, Lender, the Parent and the Borrower shall update their records showing the entire principal amount under the Note (including all capitalized fees and interest) and all accrued but unpaid interest thereon has been converted and the date of the Conversion. Lender acknowledges and agrees that, by reason of the provisions of this paragraph, following the Conversion, the principal amount of the Note will be less than the amount stated on the face hereof.

(b)           At the Closing, Lender shall surrender the Warrant for, and Parent shall cancel the Warrant and shall issue to Lender (the “Exchange”), Four Hundred Eighty-Six Thousand One Hundred Eleven (486,111) shares of Common Stock (adjusted for any stock dividends, combinations or splits after the date hereof) (the “Exchange Shares,” and together with the Conversion Shares, the “Shares”). Lender agrees that, at the Closing, the Warrant will be canceled and of no further force or effect. Lender further agrees (i) to surrender the Warrant to Parent (or, if the Warrant has been lost, mutilated or destroyed, an affidavit to such effect and indemnity reasonably acceptable to Parent) and (ii) the Warrant shall be deemed cancelled and of no further force or effect as of the Closing and shall thereafter represent only the right to receive the Exchange Shares even if Lender fails to surrender the Warrant.

(c)           The closing (the “Closing”) of the Conversion and the Exchange shall be contingent upon and shall take place simultaneously with the consummation by Parent of a Qualified Public Offering.

(d)           Lender shall be treated for all purposes as the record holder of the Shares as of the date of the Closing. Within five (5) business days after the Closing, Parent shall instruct and cause the Transfer Agent (as defined in the Note) to issue and surrender to a nationally recognized overnight courier for delivery to the address specified in writing by Lender, a certificate, registered in the name of the Lender, or its designees, for the Shares. In the event Parent does not send such instructions, Lender shall have the absolute and irrevocable right and authority to deliver this fully executed Amendment to the Transfer Agent, along with a certificate signed by a duly authorized officer of Lender certifying that the Closing has occurred, and pursuant to the terms of this Amendment, the Transfer Agent shall issue the applicable Shares to Lender as hereby provided.

3.           Amendments to the Agreement. Effective upon the Closing:

(a)           The term “Facility Amount” shall mean Three Million Five Hundred Thousand Dollars ($3,500,000). The Recitals of the Agreement shall be amended to replace “Five Million Dollars ($5,000,000)” with “Three Million Five Hundred Thousand Dollars ($3,500,000)” in connection with the definition of the term Facility Amount. As of the date hereof, the Available Amount is One Million Five Hundred Thousand Dollars ($1,500,000). This Amendment shall not be deemed to modify the Available Amount.

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(b)           All references to the Agreement in the Agreement, the other agreements referred to therein and the other Loan Documents shall be deemed to be references to the Agreement as amended by this Amendment and the First Amendment to the Credit and Security Agreement, effective as of January 10, 2016, by and among the Borrower, Parent and Lender.

4.           No Other Changes or Modification. Except as expressly set forth herein, nothing contained in this Amendment shall be deemed to cancel, extinguish, release, discharge or constitute payment or satisfaction of the Note or the Agreement or to affect the obligations represented by the Note or the Agreement.

5.           Confirmation and Reaffirmation. All of the terms, covenants, conditions, waivers and consents contained in the Agreement, the other agreements referred to therein and the other Loan Documents, as amended hereby, are and shall remain in full force and effect. The Agreement, the other agreements referred to therein and the other Loan Documents, as amended hereby, the indebtedness evidenced and secured thereby and the security provided thereby are hereby ratified and confirmed, and each and every grant, provision, covenant, condition, obligation, right and power contained therein or existing with respect thereto shall continue in full force and effect. Borrower and Parent hereby acknowledge and agree that the Agreement, the other agreements referred to therein and the other Loan Documents, as amended hereby, are enforceable against Borrower and Parent and against the Collateral in accordance with their terms.

6.           Representations and Warranties.

(a)           Lender hereby represents and warrants that:

(i)           Lender is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(ii)           Lender has the requisite power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby and such execution, delivery and consummation have been duly authorized by all necessary action. This Amendment has been duly executed and delivered by Lender and constitutes the valid and binding obligation of such party, enforceable against it in accordance with its terms.

(iii)           Neither the execution and delivery of this Amendment nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach or violation of, any provision of Lender’s organizational documents, (ii) constitute, with or without notice or the passage of time or both, a breach violation or default under any law, rule, regulation, permit, license, agreement or other instrument of Lender, or to which Lender or Lender’s property is subject, or (iii) require any consent, approval or authorization of, or notification to, or filing with, any federal, state, local or foreign court, governmental agency or regulatory or administrative authority on the part of Lender.

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(iv)           Lender is the owner, beneficially and of record, of the Warrant and the Note, free and clear of any encumbrances.

(v)           Lender is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(vi)           Lender acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares of Common Stock.

(vii)           Lender has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of Parent.

(viii)           Lender is not acquiring the Shares with a view towards, or for resale in connection with, the public sale or public distribution of the shares, except in accordance with the Securities Act.

(ix)           Lender understands and acknowledges that the Shares are “restricted securities” under the federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. Lender acknowledges that each certificate for the Shares will bear a legend to such effect. In addition, Lender represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(x)           Neither Lender nor anyone acting on the Lender’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange or Conversion.

(xi)           Lender acknowledges that the issuance of the Shares is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. Lender has not taken any action that would cause such exemption not to be available.

(b)           The Company and Parent hereby represent and warrant that:

(i)           Each of the Company and Parent is duly organized, validly existing and in good standing under the laws of the state of its formation.

(ii)           Each of the Company and Parent has the requisite power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby and such execution, delivery and consummation have been duly authorized by all necessary action. This Amendment has been duly executed and delivered by each of the Company and Parent and constitutes the valid and binding obligation of such party, enforceable against it in accordance with its terms.

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(iii)           Neither the execution and delivery of this Amendment nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach or violation of, any provision of the Company or Parent’s organizational documents, (ii) constitute, with or without notice or the passage of time or both, a breach violation or default under any law, rule, regulation, permit, license, agreement or other instrument of the Company or Parent or to which the Company or Parent or the Company’s or Parent’s property is subject, or (iii) require any consent, approval or authorization of, or notification to, or filing with, any federal, state, local or foreign court, governmental agency or regulatory or administrative authority on the part of the Company or Parent.

(iv)            The Shares, when issued, sold and delivered in accordance with the terms of this Amendment, will be duly and validly issued, fully paid, and nonassessable and free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws, and liens or encumbrances created by or imposed by the Lender and are not issued in violation of any preemptive rights, rights of first refusal or other similar rights.

(v)           Neither the Company nor Parent nor anyone acting on the the Company’s or Parent’s behalf has paid or given any commission or other remuneration to any person directly or indirectly in connection with or in order to solicit or facilitate the Exchange or the Conversion.

(vi)           Each of the Company and Parent acknowledges that the issuance of the Shares is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. Neither the Company nor Parent has taken any action that would cause such exemption not to be available.

7.           Miscellaneous.

(a)           This Amendment shall terminate and no longer binding on the parties, without further action by any party, on July 31, 2016, if the Closing has not occurred by such date, in which event the Note and Warrant shall remain in full force and effect.

(b)           Lender shall not sell, assign, transfer, pledge, hypothecate, lend or otherwise dispose of the Note or the Warrant, or agree to do any of the foregoing, without the prior written consent of the Company and Parent.

(c)           This Amendment may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding and enforceable against the parties hereto.

(d)           This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(e)           This Amendment shall be construed in accordance with, and governed in all respects by, the laws of the State of New York.

[Signatures begin on next page.]

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IN WITNESS THEREOF, this Amendment has been executed by the undersigned as of the day, month and year first above written.

BORROWER:

LONG ISLAND BRAND BEVERAGES LLC

By:	/s/ Philip Thomas
Name: Philip Thomas
Title: CEO

PARENT:

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas
Name: Philip Thomas
Title: CEO

LENDER:

BRENTWOOD LIIT INC.

By:	/s/ Kerry Finnigan
Name: Kerry Finnigan
Title: Director

[Signature Page to Second Amendment to Credit and Security Agreement]